VIP Trust
N-SAR Attachment for Item-73.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 73.
FOR PERIOD ENDING: 12/31/2013
Registrant CIK :  00011160168
FILE NUMBER : 811- 10509

73 Distributions per share for which record date passed during the period:
NOTE: Show in fractions of a cent if so declared.

       AXA PREMIER VIP TRUST Dividends and Distributions

     For Year Ended December 31, 2013

Fund Class Income Capital Gains Other
Multimanager Large Cap Core Equity A 0.0832 0.0000 0.0000
 B 0.0832 0.0000 0.0000
 K 0.1178 0.0000 0.0000

Multimanager Large Cap Value A 0.1911 0.0000 0.0000
 B 0.1912 0.0000 0.0000
 K 0.2248 0.0000 0.0000

Multimanager Mid Cap Growth A 0.0000 3.5811 0.0000
 B 0.0000 3.5811 0.0000
 K 0.0000 3.5811 0.0000

Multimanager Mid Cap Value A 0.0452 0.0000 0.0000
 B 0.0437 0.0000 0.0000
 K 0.0779 0.0000 0.0000

Multimanager International Equity A 0.1366 0.0000 0.0000
 B 0.1363 0.0000 0.0000
 K 0.1661 0.0000 0.0000

Multimanager Technology A 0.0000 0.0000 0.0000
 B 0.0000 0.0000 0.0000
 K 0.0000 0.0000 0.0000
Multimanager Core Bond A 0.1553 0.0268 0.0000
 B 0.1560 0.0268 0.0000
 K 0.1806 0.0268 0.0000

Multimanager Multi-Sector Bond A 0.1446 0.0000 0.0000
 B 0.1439 0.0000 0.0000
 K 0.1551 0.0000 0.0000

Multimanager Aggressive Equity A 0.0413 0.0000 0.0000
 B 0.0402 0.0000 0.0000
 K 0.1375 0.0000 0.0000

AXA Moderate Allocation A 0.2340 0.4124 0.0000
 B 0.2325 0.4124 0.0000
 K 0.2719 0.4124 0.0000

AXA Aggressive Allocation A 0.2840 0.3256 0.0000
 B 0.2840 0.3256 0.0000
 K 0.3151 0.3256 0.0000

AXA Conservative Allocation A 0.0934 0.2493 0.0000
 B 0.0934 0.2493 0.0000
 K 0.1184 0.2493 0.0000

AXA Conservative-PLUS Allocation A 0.1436 0.3213 0.0000
 B 0.1436 0.3213 0.0000
 K 0.1701 0.3213 0.0000

AXA Moderate-PLUS Allocation A 0.2412 0.3920 0.0000
 B 0.2413 0.3920 0.0000
 K 0.2718 0.3920 0.0000

Target 2015 Allocation B 0.1341 0.3188 0.0000
 K 0.1599 0.3188 0.0000

Target 2025 Allocation B 0.1300 0.1777 0.0000
 K 0.1570 0.1777 0.0000

Target 2035 Allocation B 0.1304 0.2088 0.0000
 K 0.1578 0.2088 0.0000

Target 2045 Allocation B 0.1255 0.1678 0.0000
 K 0.1524 0.1678 0.0000

Multimanager Small Cap Growth A 0.0000 0.0000 0.0000
 B 0.0000 0.0000 0.0000
 K 0.0000 0.0000 0.0000

Multimanager Small Cap Value A 0.0789 0.0000 0.0000
 B 0.0789 0.0000 0.0000
 K 0.1181 0.0000 0.0000
CharterSM Fixed Income  B 0.1115 0.0095   0.0262

CharterSM Conservative               B 0.1125 0.0321   0.0000

CharterSM Moderate            B 0.1200 0.0328 0.0000

CharterSM Moderate Growth  B 0.1551 0.0337 0.0000

CharterSM Growth B 0.1028 0.0242 0.0000

CharterSM Aggressive Growth B 0.1356 0.0723  0.0000

CharterSM Equity                    B 0.1543 0.0343 0.0000

CharterSM International Conservative      B 0.1068             0.0161 0.0258

CharterSM International Moderate B 0.1073 0.0142 0.0261

CharterSM International Growth B 0.1082 0.0116 0.0257

CharterSM Income Strategies B 0.1991 0.0287 0.0000

CharterSM Interest Rate Strategies B 0.1243 0.0342 0.0000

CharterSM Real Assets          B 0.0726 0.0000 0.0383

CharterSM Alternative 100 Conservative PLUS
 B 0.1574 0.0243 0.0000

CharterSM Alternative 100 Moderate B 0.1351 0.0243 0.0081

CharterSM Alternative 100 Growth B 0.1053 0.0090 0.0251